Exhibit 10.8

AMENDMENT TO OFFER LETTER

THIS AMENDMENT TO OFFER LETTER (this “Amendment”) is entered into on October 26, 2017 by and between Inseego Corp. (the Company”) and Dan Mondor (“Mr. Mondor”).

WHEREAS, the Company and Mr. Mondor have entered into an Offer Letter, dated June 6, 2017 (the “Offer Letter”), which sets forth the terms and conditions of Mr. Mondor’s employment by the Company; and

WHEREAS, the Company and Mr. Mondor desire to amend the Offer Letter as set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Company and Mr. Mondor hereby amend the Offer Letter as follows, effective retroactively to June 6, 2017:

1. The following is added as the ninth (9th) paragraph of the Offer Letter:

Living Expense Reimbursement. During the term of this Offer Letter, while you maintain permanent residence in Atlanta, GA, the Company will reimburse or pay for the following living expenses (“Living Expenses”):

•	Use of a furnished corporate apartment plus utilities;

•	Automobile rental or lease;

•	Roundtrip travel (business class) for you between Atlanta, GA and San Diego, CA (but excluding business travel that routes through Atlanta, GA), twice per month;

•	Roundtrip travel (airline economy or economy plus) for your spouse between Atlanta, GA and San Diego, CA, once per month;

•	San Diego area meals and laundry expenses prior to the date you occupy the corporate apartment described above.

It is anticipated that some or all of the reimbursed Living Expenses may be taxable to you. Therefore, the Company will gross up Living Expense payments for federal and California income tax purposes so that you are in the same position as if you were not subject to such taxes. This gross up shall be made periodically based on submittal of gross up calculations by Mr. Mondor.

2. The remaining paragraphs of the Offer Letter shall remain unchanged by this Amendment. This Amendment shall be and is hereby incorporated in and forms part of the Offer Letter.

3. Except as amended as set forth herein, the Offer Letter shall continue in full force and effect. For the avoidance of confusion, this Amendment does not alter the “at-will” nature of Mr. Mondor’s employment with the Company.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Amendment Effective Date.

DAN MONDOR	INSEEGO CORP.
/s/ Dan Mondor	By:	/s/ Philip Falcone
	Name:	Philip Falcone
	Title:	Chairman